EXHIBIT 12.1

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
Carolina First Corporation and Subsidiaries
($ in thousands)


                                                        Three Months Ended
                                                           March 31, 1998
                                                         ------------------
EARNINGS:
  Income from continuing operations
     before income taxes....................................$      7,445

ADD:
  (a) Fixed charges..........................................     22,167

DEDUCT:
  (a) Interest capitalized during year......................      ------
                                                             ------------

Earnings, for computation purposes..........................$     29,612
                                                             ============

FIXED CHARGES:
  Interest on indebtedness, expensed or capitalized.........$     21,900
  Portion of rents representative of the
     interest factor.........................................        235
  Amortization of debt expense..............................          32
                                                             ------------

Fixed charges, for computation purposes.....................$     22,167
                                                             ============

Ratio of earnings to fixed charges..........................        1.34x